Exhibit 99.1

Luminex Corporation Announces 2019 Highlights and 2020 Guidance;
Company to Present at 38th Annual J.P. Morgan Healthcare Conference

AUSTIN, Texas, January 12, 2020 /PRNewswire/ -- Luminex Corporation (Nasdaq: LMNX) today announced 2019 highlights and 2020 guidance.

All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP").

Preliminary results, contained herein, are based on management's initial analysis of operations for the quarter and year ended December 31, 2019 and are subject to further internal review and audit by the company's external auditors.

Current Highlights

•	Total fourth quarter revenue of $90.4 million, an 11% increase over Q4 2018.

•	Total full year revenue of $334.6 million, up 6%; and up 19% without consideration of LabCorp revenue and including the effect of the Flow Cytometry acquisition.

•	Sample-to-answer full year revenue of $75.7 million, up more than 20% vs. 2018, including contracting 200 additional systems.

•	Licensed Technologies Group full year revenue was relatively unchanged from 2018, as expected; however, sales of our technology by our partners increased by 12% year over year.

•	Flow Cytometry full year revenue of $45 million, up approximately 11% vs. 2018.

•	Anticipate being profitable in the fourth quarter of 2019.

•	Continued $0.09 per share dividend in the fourth quarter of 2019.

2020 Guidance

The company expects 2020 consolidated revenue to be between $352 and $362 million, up approximately 7% to the mid-point relative to 2019, which includes approximately 2 to 3 percent headwind attributable to the departure of certain remaining sales to LabCorp.

CEO Commentary

“2019 was a transition year for Luminex as we adjusted to the departure of certain sales to LabCorp and the integration of the Flow Cytometry acquisition,” said Nachum "Homi" Shamir, President & CEO. “I am very pleased with the significant progress we are making. Luminex is now a more diversified company, with opportunities for strong organic growth, profitability, and cash flow, and exciting new platforms being launched across each of our major product lines. We are well positioned to achieve our mid-term target of $500 million of annual revenue in the next 4 to 5 years.”

Luminex Presentation / Webcast at 38th Annual J.P. Morgan Healthcare Conference on January 14, 2020

Luminex President and CEO, Homi Shamir, will present at the 38th Annual J.P. Morgan Healthcare Conference to be held at The Westin St. Francis hotel in San Francisco, CA on Tuesday, January 14 at 12:00 p.m. Pacific Time. A live webcast of the Luminex presentation may be accessed at the company’s website at investor.luminexcorp.com. The presentation will be archived for six months on the website using the ‘replay’ link.

Fourth Quarter and Full Year 2019 Earnings Release on February 10, 2020

The company plans to report results for the fourth quarter and full year ended December 31, 2019 and provide details around the 2020 revenue guidance after the market close on Monday, February 10, 2020. Management will hold a conference call to discuss the operating highlights and financial results on that date, at 5:00 p.m. Eastern Time.

About Luminex Corporation

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

Use of Forward-Looking Statements

Statements made in this release that express Luminex's or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex's actual results or performance to differ materially include risks and uncertainties relating to the final close and revenue recognition accounting process and other internal control mechanisms designed to tie out accounting estimates to final reported results. The forward-looking statements contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts

Harriss Currie
Senior Vice President of Finance and Chief Financial Officer
hcurrie@luminexcorp.com
512-219-8020

Jeff Christensen
Senior Director, Investor Relations
jeffc@luminexcorp.com
512-249-3033